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Exhibit 10.2

AMENDMENT
TO THE MIDDLEBY CORPORATION
1998 STOCK INCENTIVE PLAN

        Pursuant to resolutions of the Board of Directors adopted on December 22, 2004, The Middleby Corporation 1998 Stock Incentive Plan (the "Plan") is hereby amended as set forth below, subject in its entirety to the approval of the stockholders of The Middleby Corporation at the 2005 Annual Meeting of Stockholders, which amendments shall be effective as of January 1, 2005 if approved:

        1.     Section 2.1 of the Plan is amended to replace the first sentence thereof in its entirety with the following sentence:

  "1,750,000 shares of Stock are available for Grants under the Plan."

        2.     Section 3.1(a) of the Plan is amended to replace the second sentence thereof in its entirety with the following sentence:

  "Effective as of January 1, 2005, the number of shares of Stock granted in a fiscal year to each executive officer whose compensation is subject to reporting in the Company's annual proxy statement (an "Executive Officer") shall not exceed 200,000 shares for any fiscal year in which he serves as an Executive Officer, except, with respect to periods prior to January 1, 2005, (i) a grant of 200,000 shares may be made to Selim A. Bassoul in 2002, (ii) a grant of 325,000 shares may be made to Selim A. Bassoul in 2003, and (iii) a grant of 170,000 shares may be made to William F. Whitman, Jr. in 2003. "

        3.     Section 4.1 of the Plan is amended by adding new clause (vi) immediately following the end thereof:

  "(vi) The exercise price per share must be at least 100% of the Stock's Fair Market Value on the date the Option is granted."

IN WITNESS WHEREOF, The Middleby Corporation has adopted this amendment.

THE MIDDLEBY CORPORATION
By:

Chairman of the Board of Directors
ATTEST

B-1

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  Exhibit 10.2